Mitek Announces Receipt of Notice from Nasdaq

SAN DIEGO, CA, December 18, 2023 - Mitek Systems, Inc. (Nasdaq: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and fraud prevention, today reported that it received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c) (the “Rule”) as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the "Form 10-K") in a timely manner, which serves as a basis for delisting the Company's securities from Nasdaq.

As previously disclosed, the Company is subject to a Mandatory Panel Monitor until November 6, 2024, which requires the Nasdaq Staff to promptly issue a delisting determination in the event that the Company fails to maintain compliance with the Rule.

As the Company noted in its press release dated December 7, 2023, as a result of delays in filing its Quarterly Reports on Form 10-Q for fiscal 2023 (all of which are now on file), the Company was late in starting its year-end audit for fiscal 2023, and therefore is delayed in filing its Form 10-K, which was due December 14, 2023.

The Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company has the opportunity to request a new hearing with the Hearings Panel (the “Panel”), by 4:00 p.m. Eastern Time on December 26, 2023, which it intends to do. The hearing request will automatically stay any trading suspension or delisting action for 22 calendar days from the date of the notice of non-compliance; pursuant to the Nasdaq Listing Rules, if a deadline falls on a weekend or federal holiday (i.e. Christmas), it is automatically extended to the next business day. Notwithstanding, Nasdaq has a procedure that allows the Company to request an extension of the stay through the hearing date, and the Company plans to make such request. However, there can be no assurance that the Panel will grant the Company’s request for a stay pending the hearing process or any further extension following the hearing. The Company has developed a detailed plan to present to the Panel in an effort to regain compliance with the Rule and obtain an extended stay.

The Company intends to file the Form 10-K as promptly as possible in order to regain compliance with the Rule.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com.

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Form 10-K and its ability to regain compliance with the Nasdaq continued listing standards, the Company’s intent to timely request a hearing before the Nasdaq Hearings Panel and to request a stay of delisting constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on July 31, 2023 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com